Exhibit 99.1

INNOSPEC REPORTS FOURTH QUARTER AND FULL YEAR 2025

FINANCIAL RESULTS

Continued strength in Fuel Specialties with 7 percent operating income growth and improved margins

Sequentially improving results in Performance Chemicals and Oilfield Services

Excellent quarterly cash flow of $61.4 million generated from operations; Net cash improves to $292.5 million

GAAP EPS $1.91 and adjusted non-GAAP EPS $1.50

Englewood, CO – February 17, 2026 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Total revenues for the fourth quarter were $455.6 million, a decrease of 2 percent from $466.8 million in the corresponding period last year. Net income for the quarter was $47.4 million, or $1.91 per diluted share compared to a net loss of $70.4 million, or $2.80 per diluted share, recorded last year which was impacted by the buyout of the UK pension scheme. Adjusted EBITDA for the quarter was $55.7 million compared to $56.6 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the fourth quarter was $1.50 per diluted share, compared to $1.41 per diluted share a year ago.

Innospec generated cash from operating activities of $61.4 million before capital expenditures of $20.5 million in the quarter and closed the year with net cash of $292.5 million.

Adjusted EBITDA, income before income taxes excluding special items, net income excluding special items, and related per-share amounts, together with net cash, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended December 31, 2025			Quarter ended December 31, 2024

(in millions, except share and per share data)	Income before income taxes	Net income	Per diluted share	(Loss)/ income before income taxes	Net (loss)/ income	Per diluted share

Reported GAAP amounts	$50.3	$47.4	$1.91	$(102.6)	$(70.4)	$(2.80)

Impact of internal reorganizations	-	(9.5)	(0.38)	0.6	1.1	0.04

Foreign currency exchange gains	(2.7)	(2.0)	(0.08)	(8.0)	(5.7)	(0.23)

Amortization of acquired intangible assets	1.0	0.8	0.03	2.3	1.7	0.07

Adjustment to fair value of contingent consideration	0.3	0.3	0.01	1.3	2.0	0.08

Legacy costs of closed operations	0.3	0.2	0.01	1.4	1.1	0.04

Settlement charge on UK pension scheme buy-out	-	-	-	155.6	116.7	4.65

Adjustment of income tax provisions	-	-	-	-	(11.0)	(0.44)

	(1.1)	(10.2)	(0.41)	153.2	105.9	4.21

Adjusted non-GAAP amounts	$49.2	$37.2	$1.50	$50.6	$35.5	$1.41

For the full year, total revenues of $1.78 billion decreased by 4 percent from $1.85 billion in the prior year. Net income for 2025 was $116.6 million or $4.67 per diluted share, compared to the prior year net income of $35.6 million, or $1.42 per diluted share, which was impacted by the buy out of the UK pension scheme. Adjusted EBITDA for the year was $203.0 million down 10 percent from $225.2 million in 2024.

Results for the full year include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS for the full year was $5.27 per diluted share, compared to $5.92 per diluted share a year ago.

	Year ended December 31, 2025			Year ended December 31, 2024

(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS

Reported GAAP amounts	$138.1	$116.6	$4.67	$41.2	$35.6	$1.42

Impairment of property, plant and equipment	22.9	18.1	0.72	-	-	-

Adjustment to fair value of contingent consideration	(15.9)	(15.9)	(0.64)	3.4	3.4	0.14

Impairment of intangible assets	19.1	14.0	0.56	-	-	-

Impact of internal reorganizations	-	(9.5)	(0.38)	0.6	1.1	0.04

Amortization of acquired intangible assets	7.3	5.5	0.22	11.3	8.6	0.34

Legacy costs of closed operations	5.1	3.8	0.15	4.0	3.0	0.12

Foreign currency exchange gains	(1.6)	(1.2)	(0.05)	(4.9)	(3.6)	(0.14)

Restructuring charge	0.9	0.6	0.02	-	-	-

Settlement charge on UK pension scheme buy out	-	-	-	155.6	116.7	4.65

Adjustment of income tax provisions	-	-	-	-	(11.4)	(0.45)

Recovery of historical pension costs	-	-	-	(8.4)	(6.3)	(0.25)

Settlement of historical tax audits	-	-	-	-	1.3	0.05

	37.8	15.4	0.60	161.6	112.8	4.50

Adjusted non-GAAP amounts	$175.9	$132.0	$5.27	$202.8	$148.4	$5.92

Commenting on the fourth quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a good quarter for Innospec with continued strong operating income growth and margin expansion in Fuel Specialties combined with improving results in Performance Chemicals and Oilfield Services.

Performance Chemicals delivered strong sequential operating income growth as our margin improvement actions began to take effect together with lower overheads driven by a reduction in personnel related costs. We continue to execute multiple topline, cost and other margin opportunities identified in the business. In addition, we are accelerating our strong pipeline of new products across all our end markets. We expect these combined efforts to drive further improvement in 2026.

Fuel Specialties had another strong quarter with sales growth and margin improvement, driving a seven percent increase in operating income over the prior year. As expected, the business has continued to deliver consistently strong results.

Oilfield Services operating income and margins improved this quarter on a richer sales mix and lower overheads due to lower personnel related costs while sales were down on reduced activity in US completions and in the Middle East. We remain focused on delivering operating income growth in 2026 as Middle East activity returns, sales from our recent DRA expansion takes effect, and our focus on margin improvement continues. Our outlook does not assume any resumption of Mexico sales in 2026.”

Revenues in Performance Chemicals of $168.4 million were consistent with $169.2 million in the fourth quarter of last year, as volume reductions of 7 percent were offset by a positive price/mix of 3 percent and a positive currency impact of 4 percent. Gross margins of 18.1 percent decreased by 4.6 percentage points from the same quarter last year. Operating income of $17.7 million decreased 14 percent from $20.6 million in the prior year period. For the full year, revenues were up 4 percent to $681.4 million and operating income decreased 26 percent to $61.0 million.

Revenues in Fuel Specialties of $194.1 million were up 1 percent from $191.8 million in the fourth quarter of last year. Volumes were up 8 percent with an adverse price/mix of 10 percent and a positive currency impact of 3 percent. Gross margins of 34.7 percent increased by 0.3 percentage points over last year. Operating income of $37.2 million was up 7 percent from $34.9 million a year ago. For the full year, revenues were unchanged at $701.5 million and operating income increased 12 percent to $144.8 million.

Revenues in Oilfield Services of $93.1 million for the quarter were down 12 percent from $105.8 million in the fourth quarter of last year. Gross margins of 31.9 percent increased by 1.8 percentage points from the same quarter last year on a richer sales mix. Operating income of $8.2 million increased 9 percent from $7.5 million in the prior year period. For the full year, revenues were down 19 percent to $395.1 million and operating income decreased 40 percent to $23.3 million.

Corporate costs of $16.0 million decreased by $4.6 million from last year driven by lower personnel related costs. The full year adjusted effective tax rate for 2025 was 24.1 percent compared to 26.4 percent last year, due to the geographical mix of taxable profits.

For the quarter, cash provided by operating activities after capital expenditures was $40.9 million compared to $5.1 million a year ago. For the full year, cash from operations after capital expenditures was $63.9 million compared to $122.7 million in 2024. As of December 31, 2025, Innospec had net cash of $292.5 million compared to net cash of $289.2 million a year ago.

Mr. Williams concluded,

“Entering 2026, our focus remains unchanged. We will continue to prioritize margin and operating income improvement in Performance Chemicals and Oilfield Services. In both segments, we have margin enhancement, new technology commercialization and other opportunities which we expect to drive growth in 2026. In addition, we expect Fuel Specialties to continue to deliver consistent results.

Operating cash generation was excellent in the quarter, and our net cash position closed at over $292 million after making our semi-annual dividend payment of $21.6 million. We enter 2026 with significant balance sheet flexibility for M&A, dividend growth, organic investment and buybacks.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. Adjusted EBITDA is net income/(loss) per our consolidated financial statements adjusted for the exclusion of interest income, net, income taxes, depreciation and amortization, pension scheme settlement charge, recovery of historical pension costs, foreign currency exchange gains, legacy costs of closed operations, adjustment to fair value of contingent consideration, restructuring charge, impairment of property, plant and equipment and impairment of intangible assets. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of impairment of property, plant and equipment, adjustment to fair value of contingent consideration, impairment of intangible assets, impact of internal reorganizations, amortization of acquired intangible assets, legacy costs of closed operations, foreign currency exchange gains, restructuring charge, settlement charge on UK pension scheme buy out, adjustment of income tax provisions, recovery of historical pension costs and settlement of historical tax audits. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below.

The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and net income excluding special items and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income/(loss)) to allocate resources and evaluate the performance of the Company’s operations and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income/(loss) herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,450 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends,” “outlook” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2024, Innospec’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)		Three Months Ended December 31				Twelve Months Ended December 31
		2025		2024		2025		2024
Net sales	$	455.6	$	466.8	$	1,778.0	$	1,845.4
Cost of goods sold		(328.2)		(330.6)		(1,285.6)		(1,302.5)

Gross profit		127.4		136.2		492.4		542.9

Operating expenses:
Selling, general and administrative		(69.3)		(78.9)		(285.1)		(305.3)
Research and development		(11.0)		(14.9)		(51.0)		(56.5)
Adjustment to fair value of contingent consideration		(0.3)		(1.3)		15.9		(3.4)
Restructuring charge		-		-		(0.9)		-
Impairment of property, plant and equipment		-		-		(22.9)		-
Impairment of intangible assets		-		-		(19.1)		-
Profit on disposal of property, plant and equipment		-		-		0.2		0.2

Total operating expenses		(80.6)		(95.1)		(362.9)		(365.0)

Operating income		46.8		41.1		129.5		177.9
Other income/(expense), net		1.6		9.5		(0.6)		9.6
Pension scheme settlement charge		-		(155.6)		-		(155.6)
Interest income, net		1.9		2.4		9.2		9.3

Income/(loss) before income taxes		50.3		(102.6)		138.1		41.2
Income taxes		(2.9)		32.2		(21.5)		(5.6)

Net income/(loss)	$	47.4	$	(70.4)	$	116.6	$	35.6

Earnings/(loss) per share:
Basic	$	1.91	$	(2.82)	$	4.69	$	1.43
Diluted	$	1.91	$	(2.80)	$	4.67	$	1.42

Weighted average shares outstanding (in thousands):
Basic		24,778		24,949		24,880		24,932
Diluted		24,837		25,115		24,993		25,119

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS		Three Months Ended December 31				Twelve Months Ended December 31
(in millions)		2025		2024		2025		2024

Net sales:
Performance Chemicals	$	168.4	$	169.2	$	681.4	$	653.7
Fuel Specialties		194.1		191.8		701.5		701.1
Oilfield Services		93.1		105.8		395.1		490.6

		455.6		466.8		1,778.0		1,845.4

Gross profit:
Performance Chemicals		30.4		38.4		122.0		148.4
Fuel Specialties		67.3		66.0		252.2		239.9
Oilfield Services		29.7		31.8		118.2		154.6

		127.4		136.2		492.4		542.9

Operating income:
Performance Chemicals		17.7		20.6		61.0		82.9
Fuel Specialties		37.2		34.9		144.8		129.6
Oilfield Services		8.2		7.5		23.3		38.8
Corporate costs		(16.0)		(20.6)		(72.8)		(70.2)

		47.1		42.4		156.3		181.1
Adjustment to fair value of contingent consideration		(0.3)		(1.3)		15.9		(3.4)
Restructuring charge		-		-		(0.9)		-
Impairment of property, plant and equipment		-		-		(22.9)		-
Impairment of intangible assets		-		-		(19.1)		-
Profit on disposal of property, plant and equipment		-		-		0.2		0.2

Total operating income	$	46.8	$	41.1	$	129.5	$	177.9

Schedule 2B

NON-GAAP MEASURES		Three Months Ended December 31				Twelve Months Ended December 31
(in millions)		2025		2024		2025		2024

Net income/(loss)	$	47.4	$	(70.4)	$	116.6	$	35.6
Interest income, net		(1.9)		(2.4)		(9.2)		(9.3)
Income taxes		2.9		(32.2)		21.5		5.6
Depreciation and amortization		9.4		11.3		43.6		43.6
Pension scheme settlement charge		-		155.6		-		155.6
Recovery of historical pension costs		-		-		-		(8.4)
Foreign currency exchange gains		(2.7)		(8.0)		(1.6)		(4.9)
Legacy costs of closed operations		0.3		1.4		5.1		4.0
Adjustment to fair value of contingent consideration		0.3		1.3		(15.9)		3.4
Restructuring charge		-		-		0.9		-
Impairment of property, plant and equipment		-		-		22.9		-
Impairment of intangible assets		-		-		19.1		-

Adjusted EBITDA	$	55.7	$	56.6	$	203.0	$	225.2

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)		December 31, 2025		December 31, 2024

Assets

Current assets:
Cash and cash equivalents	$	292.5	$	289.2
Trade and other accounts receivable		342.3		341.7
Inventories		329.3		301.0
Prepaid expenses		20.1		21.0
Prepaid income taxes		13.1		3.1
Other current assets		7.3		0.6

Total current assets		1,004.6		956.6

Net property, plant and equipment		286.1		269.7
Operating lease right-of-use assets		52.7		44.8
Goodwill		399.0		382.5
Other intangible assets		67.7		65.4
Deferred tax assets		13.6		9.4
Pension asset		-		2.4
Other non-current assets		8.7		3.9

Total assets	$	1,832.4	$	1,734.7

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$	174.7	$	163.8
Accrued liabilities		152.3		169.1
Current portion of operating lease liabilities		15.9		13.9
Current portion of plant closure provisions		4.9		5.0
Current portion of acquisition-related contingent consideration		7.0		-
Accrued income taxes		5.3		19.6

Total current liabilities		360.1		371.4

Operating lease liabilities, net of current portion		36.8		31.0
Plant closure provisions, net of current portion		60.2		55.3
Deferred tax liabilities		19.1		23.5
Pension liabilities and post-employment benefits		13.2		13.1
Acquisition-related contingent consideration, net of current portion		1.3		20.1
Other non-current liabilities		8.8		4.2
Equity		1,332.9		1,216.1

Total liabilities and equity	$	1,832.4	$	1,734.7

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

			Twelve Months Ended December 31
(in millions)			2025		2024

Cash Flows from Operating Activities

Net income		$	116.6	$	35.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization			43.6		43.5
Adjustment to fair value of contingent consideration			(15.9)		3.4
Impairment of property, plant and equipment			22.9		-
Impairment of intangible assets			19.1		-
Deferred taxes			(10.2)		(39.3)
Profit on disposal of property, plant and equipment			(0.2)		(0.2)
Non-cash movements on defined benefit pension plans			2.7		151.9
Stock option compensation			8.1		8.5
Changes in working capital			(16.0)		(14.8)
Movements in plant closure provisions			(1.9)		0.9
Movements in income taxes			(21.8)		6.3
Movements in unrecognized tax benefits			-		(14.8)
Movements in other assets and liabilities			(8.7)		3.5

Net cash provided by operating activities			138.3		184.5

Cash Flows from Investing Activities

Capital expenditures			(50.3)		(41.4)
Proceeds on disposal of property, plant and equipment			1.1		0.5
Business combinations, net of cash acquired			(0.7)		(0.2)
Internally developed software			(25.2)		(20.9)

Net cash used in investing activities			(75.1)		(62.0)

Cash Flows from Financing Activities

Non-controlling interest			1.9		2.4
Refinancing costs			-		(0.3)
Dividend paid			(42.4)		(38.8)
Issue of treasury stock			0.5		2.1
Repurchase of common stock			(23.9)		(0.7)

Net cash used in financing activities			(63.9)		(35.3)

Effect of foreign currency exchange rate changes on cash			4.0		(1.7)

Net change in cash and cash equivalents			3.3		85.5
Cash and cash equivalents at beginning of period			289.2		203.7

Cash and cash equivalents at end of period	$		292.5	$	289.2